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                                                                    EXHIBIT 5(a)

                                 TROY & GOULD
                            Professional Corporation
                       1801 Century Park East, 16th Floor
                       Los Angeles, California 90067-2367



                                  May 31, 1996



                                                                          AST5-1

ChatCom, Inc.
9600 Topanga Canyon Boulevard
Chatsworth, California 91311

    Re:  Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-3 (Registration No. 333-3792), as amended by Amendment No. 1 (the "Registration Statement"), of ChatCom, Inc. (the "Company"), exhibits filed in connection therewith, and the form of prospectus related thereto, which you have filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 4,000,000 shares (the "Shares") of the Company's common stock (the "Common Stock") that are issuable upon conversion or redemption of 75 shares of outstanding 6% Series B Convertible Preferred Stock, $20,000 stated value per share, and 75 shares of outstanding 6% Series C Convertible Preferred Stock, $20,000 stated value per share (collectively, the "Preferred Stock"), together with accrued and unpaid dividends on the Preferred Stock that the Company may pay in Shares in lieu of cash upon conversion or redemption of the Preferred Stock.

    For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company
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ChatCom, Inc.
May 31, 1996
Page 2

for the accuracy of material factual matters contained therein which were not independently established.

    Based on the foregoing, it is our opinion that, subject to effectiveness with the SEC of the Registration Statement as finally declared effective (with the form of prospectus related thereto filed pursuant to Rule 424(b) under the Securities Act being hereinafter referred to as the "Prospectus") and to registration or qualification of the offering of the Shares under the securities laws of the states in which such Shares may be sold, the Shares have been duly and validly authorized and, upon the issuance thereof upon conversion or redemption in accordance with the terms of the Preferred Stock, will constitute legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

    We consent to the use of our name under the caption "Legal Matters" in the Prospectus and the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of said act.

                                  Very truly yours,

                                  /s/ Troy & Gould

                                  TROY & GOULD
                                  Professional Corporation